EXHIBIT 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G with respect to their ownership of the Common Stock of CURO Group Holdings Corp. and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 23 day of January, 2018.

Friedman Fleischer & Lowe Capital Partners II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner by: Tully M. Friedman, its Managing Member

By:	/s/ Tully M. Friedman

FFL Executive Partners II, L.P. by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner by: Tully M. Friedman, its Managing Member

By:	/s/ Tully M. Friedman

FFL Parallel Fund II, L.P. by: Friedman Fleischer & Lowe GP II, L.P., its general partner by: Friedman Fleischer & Lowe GP II, LLC, its general partner by: Tully M. Friedman, its Managing Member

By:	/s/ Tully M. Friedman

Friedman Fleischer & Lowe GP II, L.P. by: Friedman Fleischer & Lowe GP II, LLC, its general partner by: Tully M. Friedman, its Managing Member

By:	/s/ Tully M. Friedman

Friedman Fleischer & Lowe GP II, LLC by: Tully M. Friedman, its Managing Member

By:	/s/ Tully M. Friedman